UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 7, 2005

MIDWEST BANC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of Incorporation)	000-29598 (Commission File Number)	36-3252484 (I.R.S. Employer Identification No.)

501 WEST NORTH AVENUE MELROSE PARK, ILLINOIS (Address of principal executive offices)	60160 (Zip Code)

Registrant’s telephone number, including area code (708) 865-1053

NOT APPLICABLE
(Former name or former address, if changed since last year)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     The information provided in Item 2.03 is hereby incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

     In May of 2000, Midwest Banc Holdings, Inc. (“Midwest”) formed the MBHI Capital Trust I (the “Trust”). The trust is a statutory business trust formed under the laws of the State of Delaware. In June 2000, the Trust issued 10.0% trust preferred securities with an aggregate liquidation amount of $20,000,000 ($25 per preferred security) to third-party investors in an underwritten public offering. These securities were listed for trading on AMEX.

     Midwest issued 10.0% junior subordinated debentures aggregating $20,618,575 to the Trust. The junior subordinated debentures are the sole assets of the Trust. The trust preferred securities and the junior subordinated debentures pay dividends and interest, respectively, on a quarterly basis. The trust preferred securities and the junior subordinated debentures will mature on June 7, 2030, at which time they must be redeemed.

     The trust preferred securities and junior subordinated debentures can be redeemed contemporaneously, in whole or in part, beginning June 7, 2005 with the trust preferred securities being redeemable at a redemption price of $25 per preferred security, plus dividends to the redemption date.

     Midwest provided a full, irrevocable, and unconditional guarantee on a subordinated basis of the obligations of the Trust under the trust preferred securities in the event of the occurrence of an event of default, as defined in such guarantee.

     On February 22, 2005, Midwest notified the trustee for the Trust that it was going to redeem the junior subordinated debentures in full on June 7, 2005 as permitted by the trust indenture governing the debentures for $20,996,582.21, which includes all accrued and unpaid interest due thereon to June 7, 2005. Upon the redemption of the debentures, the Trust will redeem all of the trust preferred securities.

     Midwest deposited the appropriate funds with the trustee on or before June 7, 2005. The junior subordinated debentures were redeemed in full on June 7, 2005 and the trust preferred securities were also redeemed on that date. The trust preferred securities have been delisted from trading on AMEX.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangements of a Registrant.

     (a)(1) On June 7, 2005, Midwest Capital Trust V, a Delaware statutory trust (the “Trust”) formed at the direction of Midwest, issued $20,000,000 of trust preferred securities (the “Capital Securities”) in a private placement pursuant to an applicable exemption from registration. Midwest irrevocably and unconditionally guaranteed the Capital Securities and, to the extent not paid by the Trust, accrued and unpaid distributions on the Capital Securities and the redemption price payable to the Capital Securities holders, in each case to the extent the Trust has funds available. The proceeds of the Capital Securities, along with proceeds of $620,000 from the issuance of common securities (the “Common Securities”) by the Trust to Midwest, will be used to purchase $20,620,000 of Midwest’s junior subordinated debentures (the “Debentures”), the proceeds of which will be used to replace $20 million of outstanding junior subordinated debentures and trust preferred securities which were redeemed on June 7, 2005.

     (2) The Capital Securities and the Debentures are redeemable on June 7, 2035, unless sooner redeemed in accordance with the provisions of an indenture (the “Indenture”) entered into between Midwest and Wilmington Trust Company, as trustee (the “Trustee”). Distributions on the Capital Securities are cumulative, will accrue from the date of original issuance and will be payable quarterly in arrears. Except for the first distribution period ending on September 15, 2005 (which will bear a coupon rate equal to LIBOR of 3.36% plus 1.77%), the coupon rate on the Capital Securities for a given distribution period will be equal to three-month LIBOR plus 1.77% (but not to exceed the highest rate permitted under New York law, as may be modified by United States law general applicability). Distributions may be deferred by Midwest for up to 20 consecutive quarterly periods.

     Early Redemption. The Capital Securities and Debentures are redeemable, subject to prior approval by the Board of Governors of the Federal Reserve System (the “Federal Reserve”), at any time commencing on the fifth anniversary of their issuance, at par, and may be redeemed earlier, subject to prior approval by the Federal Reserve, following the occurrence of a Special Event. “Special Event” is defined in the transaction documents as either (i) the receipt by Midwest and the Trust of an opinion of counsel to the effect that there is more than an insubstantial risk that (a) the Trust is, or will be within 90 days of the date of such opinion, subject to federal income tax with respect to the income received or accrued on the Debentures, (b) interest payable by Midwest on the Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by Midwest, in whole or in part, for United States federal income tax purposes, or (c) the Trust is, or will be within 90 days of the date of such opinion, subject to or otherwise required to pay, or required to withhold from distributions to holders of the Capital Securities, more than de minimis amount of other taxes, duties or other governmental charges ((a), (b) and (c) are collectively referred to as a “Tax Event”); (ii) the receipt by Midwest of an opinion of counsel to the effect that, as a result of the occurrence of a change in law or regulation, there is more than an insubstantial risk that the Trust is or, within 90 days of the date of such opinion will be, considered as an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended (an “Investment Company Event”); or (iii) the receipt by Midwest and the Trust of an opinion of counsel to the effect that there is more than an insubstantial risk that, within 90 days of the date of such opinion, the aggregate liquidation amount of the Capital Securities will not be eligible to be treated by Midwest as “Tier 1 Capital” for purposes of the capital adequacy guidelines of the applicable federal financial institutions regulatory agency (a “Capital Treatment Event”); provided that the inability of Midwest to treat all or any portion of the aggregate liquidation amount of the Capital Securities as Tier 1 Capital shall not constitute the basis for a Capital Treatment Event, if such inability results from Midwest having cumulative preferred stock, minority interests in consolidated subsidiaries, or any other class of security or interest which the applicable federal financial institutions regulatory agency, may now or hereafter accord Tier 1 Capital treatment in excess of the amount which may now or hereafter qualify for treatment as Tier 1 Capital under applicable capital adequacy guidelines; provided further that the distribution of the Debentures in connection with the liquidation of the Trust by Midwest will not in and of itself constitute a

Capital Treatment Event unless such liquidation shall have occurred in connection with a Tax Event or Investment Company Event.

     Indenture Events of Default. Either the Trustee or the holders of at least 25% of the aggregate principal amount of the Debentures outstanding have a right to accelerate payment of principal outstanding under the Debentures if an event of default occurs under the Indenture, which includes any one of the following events:

     (a) Midwest defaults in the payment of any interest upon any Debentures when it becomes due and payable (unless Midwest has elected and may defer interest payments under the Indenture), and continuance of such default for a period of 30 days; or

     (b) Midwest defaults in the payment of all or any part of the principal of (or premium, if any, on) any Debentures as and when the same shall become due and payable either at maturity, upon redemption, by declaration of acceleration pursuant the Indenture or otherwise; or

     (c) Midwest defaults in the payment of any interest upon any Debentures when it becomes due and payable following the nonpayment of any such interest for 20 or more consecutive quarterly periods; or

     (d) failure of Midwest to observe certain covenants under the Indenture for a period of 90 days after receipt of notice of such failure; or

     (e) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Midwest in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Midwest or for any substantial part of its property, or orders the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

     (f) Midwest shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Midwest or of any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

     (g) the Trust shall have voluntarily or involuntarily liquidated, dissolved, wound-up its business or otherwise terminated its existence except in connection with (i) the distribution of the Debentures to holders of such Common Securities and Capital Securities in liquidation of their interests in the Trust, (ii) the redemption of all of the outstanding Common Securities and Capital Securities or (iii) certain mergers, consolidations or amalgamations, each as permitted by the Amended and Restated Declaration of Trust among the Trustee, Midwest and the administrators of the Trust (the “Declaration”).

     Under the Declaration, any proceeds received upon payment or redemption of the Debentures will be used to redeem a pro rata amount of Capital Securities and Common Securities.

     (3) The duration of the Trust will be 30 years, unless earlier dissolved. If at any time the Trust is required to pay taxes, duties, assessments or other governmental charges of any kind (“Additional Amounts”) as a result of a Tax Event, then Midwest is required to pay to the Trust additional sums so that the net amount received by the Trust after paying such amounts would equal the amount the Trust would have received had no such Additional Amounts been imposed.

Item 9.01 Financial Statements and Exhibits

Exhibits

99.1	Press Release

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST BANC HOLDINGS, INC. (Registrant)
By:	/s/ Daniel R. Kadolph
Daniel R. Kadolph
Senior Vice President and Chief Financial Officer

Date: June 10, 2005